Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 22, 2025, by and among ProMIS Neurosciences Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

Recitals

A.The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement and pursuant to an effective registration statement under the 1933 Act (as defined below), pre-funded warrants to purchase common shares, no par value per share (the “Common Shares”), in the form attached hereto as Exhibit B (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”); and

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person.

“Agreement” has the meaning set forth in the first paragraph.

“Applicable Laws” means all applicable federal, provincial, state and local laws and regulations of authorities having jurisdiction over the Company.

“Applied for Company IP” means all Company Intellectual Property that is the subject of an application with a national intellectual property office (including the CIPO and the USPTO).

“Articles of Incorporation” means the Articles of Incorporation of the Company, as amended, as in effect on the date hereof.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Bylaws” means the Bylaws of the Company, as amended, as in effect on the date hereof.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Shares” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the first paragraph.

“Company Intellectual Property” means the Intellectual Property owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disqualification Event” has the meaning set forth in Section 4.5.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system operated by the SEC.

“U.S. GAAP” has the meaning set forth in Section 4.14.

“Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, domain names, mask works, industrial designs, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing.

“Investor” has the meaning set forth in the first paragraph.

“Licensed IP” means the Intellectual Property owned by any person other than the Company and to which the Company has a license which has not expired or been terminated.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition, assets, liabilities, or prospects of the Company, or (b) the ability of the Company to consummate the transactions contemplated herein on a timely basis.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means the Nasdaq Capital Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Regulatory Authority” means the statutory or governmental bodies authorized under Applicable Laws to protect and promote public health through regulation and supervision of therapeutic drug candidates intended for use in humans, including the FDA and Health Canada and any other regulatory or governmental agency having jurisdiction over the Company or its activities.

“Placement Securities” means the Pre-Funded Warrants.

“Pre-Funded Warrants” has the meaning set forth in the recitals to this Agreement.

“Principal Trading Market” means the Trading Market on which the Common Shares is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

“Prospectus” means the prospectus included in the Registration Statement, at the time it was declared effective by the Commission.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the 1933 Act that is filed with the Commission and delivered by the Company to each Investor on or prior to the date hereof.

“Registered Company IP” means all Company Intellectual Property that is the subject of a registration with a national intellectual property office (including the CIPO and the USPTO).

“Registration Statement” means the effective registration statement with Commission file No. 333-274658 which registers the sale of the Warrant Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.26.

“Securities” means the Placement Securities and the Warrant Shares.

“SEDAR” means the system for electronic document analysis and retrieval operated by the Canadian Securities Administrators.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Shares).

“Trading Day” means (i) a day on which the Common Shares are listed or quoted and traded on its Principal Trading Market or (ii) if the Common Shares are not quoted on any Trading Market, a day on which the Common Shares are quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market on which the Common Shares are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Pre-Funded Warrants and the Prospectus Supplement.

“USPTO” means the United States Patent and Trademark Office.

“Warrant Shares” means the Common Shares issuable upon exercise of the Pre-Funded Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.Purchase and Sale of the Placement Securities. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investors will purchase, severally and not jointly, a Pre-Funded Warrant to purchase the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Warrant Shares Underlying Pre-Funded Warrant Purchased” on Exhibit A attached hereto. The purchase price per Pre-Funded Warrant shall be $0.8124. The Pre-Funded Warrants shall have an exercise price equal to $0.0001 per Warrant Share.

3.Closing.

3.1.Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Placement Securities (the “Closing”) shall occur remotely via exchange of documents and signatures at a time (the “Closing Date”) to be agreed to by the Company and the Investors but in no event earlier than the second Business Day after the date hereof.

3.2.On or before the Closing Date, each Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company on or prior to the Closing Date, an amount equal to the purchase price to be paid by the Investor for the Placement Securities to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price of Placement Securities” on Exhibit A attached hereto.

3.3.At the Closing, the Company shall deliver or cause to be delivered to each Investor a Pre-Funded Warrant, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), to purchase up to the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Warrant Shares Underlying Pre-Funded Warrant Purchased”, respectively, on Exhibit A attached hereto.

4.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as described in the Company’s SEC Reports (excluding (i) any exhibits to any Company SEC Reports and (ii) any risk factor disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer), each of which qualify the representations and warranties below in their entirety. For purposes of these representations and warranties, the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

4.1.Organization, Good Standing, Corporate Power and Qualification. The Company has been duly incorporated, continued or amalgamated and is validly existing under the laws of its governing jurisdiction, has all requisite power and authority and is duly qualified to carry on its business as now conducted and to own or lease its properties and assets and the Company has all requisite corporate power and authority to carry out its obligations under this Agreement and the Pre-Funded Warrant (upon execution and delivery thereof), and any other document, filing, instrument or agreement delivered in connection with the transactions contemplated in this Agreement, and to carry out its obligations hereunder and thereunder. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

4.2.Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of:

(a)An unlimited number of Common Shares, with 32,689,190 Common Shares issued and outstanding immediately prior to the Closing. All of the outstanding Common Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all Applicable Securities Laws (as herein defined). An unlimited number of preferred shares (the “Preferred Shares”), issuable in series, with no Preferred Shares issued and outstanding immediately prior to the Closing.

(b)The Company has reserved 6,537,838 Common Shares for issuance to officers, directors, employees and consultants of the Company pursuant to its 2015 Stock Option Plan (the “2015 Stock Option Plan”) and its 2025 Stock Option and Incentive Plan (the “2025 Stock Option Plan”). Said 2015 Stock Option Plan and 2025 Stock Option and Incentive Plan was duly adopted by the Board, approved by the Company shareholders and duly terminated by the Board. Of such reserved Common Shares, stock options to purchase 3,760,859 Common Shares have been granted and are currently outstanding.

(c)The Company has reserved 1,000,000 Common Shares for issuance to officers, directors, employees and consultants of the Company pursuant to its deferred share unit plan (the “DSU Plan”). Said DSU Plan was duly adopted by the Board and approved by the Company shareholders. Of such reserved Common Shares, deferred share units to purchase 1,061 Common Shares have been granted and are currently outstanding.

(d)Except as otherwise disclosed, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Common Shares or Preferred Shares or any securities convertible into or exchangeable for Common Shares or Preferred Shares.

(e)No holder of outstanding securities of the Company or the Subsidiary will be entitled to any preemptive or any similar rights to subscribe for any of the Common Shares or other securities of the Company or the Subsidiary, and there no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Company or the Subsidiary are outstanding.

4.3.Subsidiary. The Subsidiary has been duly incorporated, continued or amalgamated and is validly existing under the laws of its governing jurisdiction. Other than the Subsidiary, the Company does not, directly or indirectly, beneficially own, or exercise control or direction over, 10% or more of the outstanding voting shares of any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is the registered and beneficial holder of all of the issued and outstanding securities of the Subsidiary.

4.4.Authorization. All corporate action required to be taken by the Board and the Company’s shareholders in order to authorize the Company to enter into the Transaction Documents, and to issue the Placement Securities at the Closing has been taken or will be taken prior to the applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Placement Securities has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law.

4.5.Valid Issuance of Securities.

(a)The Pre-Funded Warrants, when issued, sold and delivered in accordance with this Agreement, will be validly issued and the Warrant Shares issuable upon exercise of the Pre-Funded Warrants in accordance with their terms will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, all applicable federal, provincial, state and local laws and regulations in the United States and Canada (hereinafter “Applicable Securities Laws”) and liens or encumbrances created by or imposed by a Investor. Assuming the accuracy of the representations of the Investors in Section 3 and subject to the filings described herein, the Securities will be issued in compliance with all Applicable Securities Laws.

(b)No “bad actor” disqualifying event described in Rule 506(d)(1)(i) - (viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii) - (iv) or (d)(3) is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the 1933 Act.

4.6.Governmental Consents and Filings. All consents, approvals, permits, authorizations or filings as may be required under Applicable Securities Laws to be made by the Company that are necessary for the execution and delivery of this Agreement and the sale of the Securities, and the consummation of the transactions contemplated hereby, have been made or obtained or will be obtained prior to the Closing Date, and any post-Closing notice filings required under applicable United States federal or state securities laws and standard post-Closing filings with the Canadian Securities Regulators. The Company agrees to make timely filing of a report on Form 72-503F with the Ontario Securities Commission to report the distribution of the Pre-Funded Warrants being made pursuant to this Agreement in reliance on Section 2.3 of Ontario Securities Commission Rule 72-503 Distributions Outside Canada.

4.7.Litigation. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, including, for the avoidance of doubt, any Regulatory Authority, now pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiary. No legal or governmental proceedings are pending to which the Company or the Subsidiary is a party or to which its property is subject which may result in a Material Adverse Effect and, to the knowledge of the Company, no such proceedings have been threatened against, or are contemplated with respect to, the Company, the Subsidiary or their respective properties. Except for ordinary course inquiries by Regulatory Authorities, no Regulatory Authority is presently alleging or asserting, or, to the Company’s knowledge, threatening to allege or assert, non-compliance with any applicable legal requirement or registration in respect of the product candidates of the Company.

4.8.Intellectual Property.

(a)Except (i) with respect to Intellectual Property to which ownership is not statutorily protected; (ii) reversionary and moral rights; and (iii) for the Intellectual Property in which third parties hold interest, the Company is the sole legal and beneficial owner of, has good and marketable title to, and owns all worldwide right, title and interest in and to all Company Intellectual Property free and clear of all encumbrances, charges, covenants, conditions, options to purchase and restrictions or other adverse claims or interest of any kind or nature, and the Company has no Knowledge of any claim of adverse ownership in respect thereof.

(b)To the Company’s Knowledge, no information known to be “material to patentability” (as such term is defined in section 1.56 of Title 37 - Code of Federal Regulations Patents, Trademarks, and Copyrights) has been withheld by the Company with intention to deceive the USPTO in connection with the prosecution of the U.S. patents and applications owned by the Company.

(c)To the Company’s Knowledge there is no Intellectual Property, other than the Intellectual Property which the Company owns and licenses, that is required to permit the Company to substantially carry on its present business as described on SEDAR or EDGAR, and the Company does not have Knowledge of any Intellectual Property owned by another person that is required to permit the Company to substantially carry on its business as described on SEDAR or EDGAR and to which the Company knows it cannot obtain a license.

(d)The material licenses to which the Company is party do not materially impede, restrict or prevent the conduct of the business of the Company as described on SEDAR or EDGAR.

(e)Except as otherwise disclosed, the Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company’s ownership or right to use any of the Company Intellectual Property necessary to carry on its present business or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto, nor, to the Knowledge of the Company, is there a reasonable basis for any claim that any person other than the Company has any claim of legal or beneficial ownership or other claim or interest in any of the Company Intellectual Property.

(f)Active Registered Company IP is, to the knowledge of the Company, in good standing, is or is in the process of being recorded in the name of the Company and has been filed in a timely manner in the appropriate offices to preserve the rights thereto (if any). To the Knowledge of the Company, there has been no public disclosure, sale or offer for sale by the Company of any invention described in each of the Company Intellectual Property anywhere in the world that would prevent the valid issue of a registration from that Company Intellectual Property in the corresponding jurisdiction.

(g)All material prior art or other information known to the Company relating to the Company Intellectual Property has been or is in the process of being disclosed to the appropriate offices if and to the extent such disclosure is required to comply with the Applicable IP Laws in the jurisdictions where the corresponding applications are pending.

(h)To the Knowledge of the Company, all active Registered Company IP has been filed, prosecuted and obtained in accordance with the corresponding Applicable IP Laws and is currently in effect and in compliance with such Applicable IP Laws.

(i)To the Knowledge of the Company, and except for (i) provisional patent applications which were filed more than one year ago and (ii) any Intellectual Property the Company has intentionally let lapse, no Applied for Company IP or Registered Company IP has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed or maintained.

(j)To the knowledge of the Company, the conduct of the business of the Company (including the use or other exploitation of the Company Intellectual Property by the Company or other licensees) has not infringed, violated or misappropriated any Intellectual Property right of any person.

(k)To the knowledge of the Company, no person has infringed upon, misappropriated, illegally exported, or violated any of the Company’s rights in the Company IP;

(l)The Company has entered into agreements pursuant to which the Company has been granted licenses or permissions to one or more of make, use, reproduce, sub license, manufacture, sell, modify, update, enhance or otherwise exploit the Licensed IP to the extent required to operate the business of the Company currently conducted (including, if required, the right to incorporate such Licensed IP into the Company’s products) as described on SEDAR or EDGAR. All of the agreements granting licenses to the patents that are material to the Company’s business have not expired or been terminated, and neither the Company nor, to the knowledge of the Company, any other party is in default of its obligations under such agreements.

(m)To the extent that any of the non-publicly disclosed Company Intellectual Property is disclosed to any person or any person has access to such Company Intellectual Property (including any employee, officer, shareholder or consultant of the Company), the Company has entered into an agreement which contains customary terms and conditions with respect to the use and disclosure of such Company Intellectual Property. Where such agreements have not expired or have not been terminated, in each case in accordance with their respective terms, neither the Company nor, to the knowledge of the Company, any other person is in default of its obligations thereunder with respect to the terms and conditions relating to use and disclosure of Company Intellectual Property.

(n)The Company has taken all actions that it is contractually obligated to take and all actions that are customary and reasonable to protect the confidentiality of the Company Intellectual Property that it treats as confidential.

(o)To the Knowledge of the Company, it is not, and will not be, necessary for the Company to utilize any Intellectual Property owned by or in possession of any of its employees that was made prior to their employment with the Company in a manner that is in violation of the rights of such employee or the rights of his or her prior employers.

(p)The Company has not received any opinion from its legal counsel that any of the active Registered Company IP or Applied for Company IP is clearly, but not as a result of any prior art, invalid, unregistrable, or unenforceable in the case of Registered Company IP.

(q)The Company has not received any grant relating to research and development which is subject to repayment in whole or in part or to conversion to debt upon sale of any Common Shares or which may affect the right of ownership of the Company in the Company Intellectual Property.

(r)The Company requires each of its employees and consultants to execute a non-disclosure agreement containing customary terms and conditions for agreements of this nature, and all current employees and consultants of the Company have executed such agreement and, to the Knowledge of the Company, all past employees and consultants of the Company have executed such agreement.

(s)All of the present and past employees of the Company, and all of the present and past consultants, contractors and agents of the Company performing services relating to the conception, discovery, making or development of the Company Intellectual Property, have entered into a written agreement assigning or requiring assignment to the Company of, or confirming that the Company owns all right, title and interest in and to all such Intellectual Property and, with respect to any Company Intellectual Property in which moral rights subsist, waiving all moral rights in such Intellectual Property in favor of the Company.

(t)Any and all fees or payments required to keep the Registered Company IP and, to the Knowledge of the Company, the registered Licensed IP active have been paid, except those which the Company has decided to let lapse.

(u)There are no ongoing Intellectual Property disputes, settlement negotiations, settlement agreements or communications relating to the foregoing between the Company and any other persons relating to or potentially relating to the business of the Company which have not been resolved.

(v)Except as disclosed in the SEC Reports (as defined below) or otherwise, the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the patent applications, patents, trademarks, trademark registrations, tradenames, service marks, copyrights, trade secrets and other unpatented or unpatentable proprietary information necessary for, or used in the conduct, or the proposed conduct, of the business of the Company and its Subsidiaries taken as a whole in the manner described in the SEC Reports (collectively, “Intellectual Property”), except as such failure to own or obtain rights would not result in a Material Adverse Effect; except as disclosed in the SEC Reports or otherwise to the Company’s knowledge, there are no third parties who have any ownership rights in or to any Intellectual Property that is owned by the Company, and, to the Company’s knowledge, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than the licensor to the Company of such Intellectual Property; (ii) the Company has not received written notice of any material infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others alleging that the Company is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any of the patents owned or exclusively licensed by the Company included in the Intellectual Property; (v) the Company has not received written notice of any claim of material infringement with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Intellectual Property; (vi) except as would not reasonably be expected to result in a Material Adverse Effect, the development, sale and any currently proposed use of any of the products, proposed products or processes of the Company referred to in the SEC Reports, in the current or proposed conduct of the businesses of the Company in the manner and to the extent described in the SEC Reports, do not currently, and will not upon commercialization, infringe any right or valid patent claim of any third party to the Company’s knowledge; (vii) to the Company’s Knowledge, the parties prosecuting the patents and patent applications owned or licensed to the Company or under which the Company has rights included in the Intellectual Property are complying with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such applications and the Company is not aware of any facts required to be disclosed to the USPTO that were not or that will not be disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application, or in the view of the Company could form a reasonable basis of a finding of invalidity with respect to any patents that have issued with respect to such applications; (viii) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed or is not being disclosed to the U.S. Patent and Trademark Office or of which the Company is otherwise aware; (ix) the product candidates described in the SEC Reports as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or any Subsidiary; and (x) to the Company’s knowledge, there is no valid patent in the U.S. or other jurisdiction which contains claims that dominate or may dominate the Intellectual Property; the description of the Intellectual Property included or incorporated by reference in the SEC Reports is accurate and complete in all material respects and presents fairly the information purported to be described therein.

4.9.Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of Articles of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or other material agreement or (iv) under any material lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) to its knowledge, of any provision of U.S. or Canadian federal, state or provincial statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

4.10.Agreements; Actions.

(a)Except for the Transaction Documents or as disclosed in the public disclosure record of the Company on SEDAR or EDGAR, there are no material agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party.

(b)The Company has not since the Financial Statement Date (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed individually in excess of U.S. $100,000 or in excess of U.S. $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

For the purposes of (a) and (b) of this Section 4.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

4.11.Certain Transactions. The Company does not have any loans or other indebtedness outstanding which have been made to any of its officers, directors, or employees, past or present, any known holder of more than 10% of any class of shares of the Company, or any person not dealing at arm’s length with the Company that are currently outstanding. Except as disclosed in the public disclosure record of the Company on SEDAR or EDGAR, none of the directors, officers or employees of the Company, any known holder of more than 10% of any class of shares of the Company, or any associate or affiliate of any of the foregoing persons, had or has any material interest, direct or indirect, in any transaction or any proposed transaction that was or is material to the Company or the Subsidiary.

4.12.Rights of Registration and Voting Rights. The Company is not under any obligation to register under the 1933 Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

4.13.Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to each of the premises of the Company which the Company occupies as tenant (the “Leased Premises”), the Company has the right to occupy and use such Leased Premises, and each of the leases pursuant to which the Company occupies the Leased Premises are in good standing and in full force and effect, and neither the Company nor any other party thereto is in breach of any material covenants, conditions or obligations contained therein.

4.14.Financial Statements; Changes.

(a)The Company’s unaudited financial statements as of March 31, 2025 (the “Financial Statement Date”) which are included in the Quarterly Report on Form 10-Q and can be accessed via EDGAR and its audited financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 are included in the Annual Report on Form 10-K and can be accessed via EDGAR (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with the generally accepted accounting principles of the United States, as in effect from time to time (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, and audited in accordance with the standards of the Public Company Accounting Oversight Board of the United States (“PCAOB”). The Financial Statements contain no misrepresentation and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Company and the Subsidiary as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. The Financial Statements contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and the Subsidiary. Except as set forth in the Financial Statements, neither the Company nor the Subsidiary has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Financial Statement Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under U.S. GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP. The Company’s auditors who audited the Financial Statements for the fiscal years ended December 2024 and 2023 and who provided their audit report thereon, are independent public accountants under Applicable Securities Laws, PCAOB independence requirements and applicable Canadian provincial accountant professional standards and there has never been a “reportable event” that is a “disagreement” (within the meaning of NI 51-102) between the Company and the Company’s auditors. The Company is in compliance with the certification requirements contained in National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators with respect to the Financial Statements.

(b)Since the Financial Statement Date there has not been:

(i)any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(ii)any damage, destruction or loss, whether or not covered by insurance, that would individually or in the aggregate have a Material Adverse Effect;

(iii)any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(iv)any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v)any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(vi)any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(vii)any resignation or termination of employment of any executive officer of the Company;

(viii)any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(ix)any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x)any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(xi)any sale, assignment or transfer of any Company Intellectual Property;

(xii)receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(xiii)to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(xiv)any arrangement or commitment by the Company to do any of the things described in this Section 4.14(b).

(c)The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)transactions are executed in accordance with management’s general or specific authorization;

(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets;

(iii)access to assets is permitted only in accordance with management’s general or specific authorization; and

(iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

4.15.Employee Matters.

(a)Each of the Company and the Subsidiary is in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages. For the purposes of this paragraph, “Consultant” means an individual, other than an employee, officer or director of the Company that: (i) provides on an ongoing bona fide basis, consulting, technical, managerial or like services to the Company or an Affiliate of the Company, other than services provided in relation to a “distribution” (as that term is described in the 1933 Act); (ii) provides the services under a written contract between the Company or an Affiliate and the Person or the consultant company; (iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the business and affairs of the Company or an Affiliate of the Company; and (iv) has a relationship with the Company or an Affiliate that enables the Person or consultant company to be knowledgeable about the business and affairs of the Company.

(b)No work stoppage, strike, lock-out, labor disruption, dispute grievance, arbitration, proceeding or other material conflict with the employees of the Company or the Subsidiary currently exists or, to the knowledge of the Company, is imminent or pending and each of the Company and the Subsidiary is in material compliance with all provisions of all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(c)Neither the Company nor the Subsidiary is party to any collective bargaining agreement with unionized employees. To the Knowledge of the Company, no action has been taken or is contemplated to organize or unionize any employees of the Company or the Subsidiary.

4.16.Tax Returns and Payments. All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by each of the Company and the Subsidiary have been paid. All tax returns, declarations, remittances and filings required to be filed by the Company and the Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Neither the Company nor the Subsidiary has received any written notice regarding examination of any tax return of the Company or the Subsidiary currently in progress and neither the Company nor the Subsidiary has knowledge of any facts that could give rise to any such examination and there are no issues or disputes outstanding with any governmental authority respecting any Taxes that have been paid, or may be payable, by the Company or the Subsidiary.

4.17.Insurance. The Company maintains insurance covering the properties, operations, personnel and businesses of the Company and the Subsidiary as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in the reasonable opinion of management of the Company to protect the Company, the Subsidiary and the business of the Company and the Subsidiary; all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date; and the Company has no reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

4.18.Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Investors. To the Knowledge of the Company, no employee is in violation of any agreement covered by this Section 4.18. No employee has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s employment agreement. Each Key Employee has executed a non-competition and non-solicitation agreement.

4.19.Permits. The Company holds all of the permits, licenses and like authorizations necessary for it to carry on its business in each jurisdiction where such business is carried on that are material to the conduct of the business of the Company (as such business is currently conducted), including permits, licenses and like authorizations from Regulatory Authorities (collectively, the “Material Permits”); all such Material Permits which are so required are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or would reasonably be expected to have a Material Adverse Effect, as now carried on or proposed to be carried on, and the Company is not in breach thereof or in default with respect to filings to be effected or conditions to be fulfilled in order to maintain such Material Permits in good standing. The Company is and at all times has been in material compliance with each Material Permit held by it and is not in violation of, or in default under, any such Material Permit in any material respect.

4.20.Corporate Documents. The Articles of Incorporation and Bylaws of the Company are in the form made available to the Investors. The copy of the minute books of the Company provided to the Investors, if requested, contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

4.21.Environmental and Safety Laws. Each of the Company and the Subsidiary (i) is in compliance with any and all Applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business; (iii) is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the knowledge of the Company, there have been no past, and there are no pending or threatened claims, complaints, notices or requests for information received by the Company or the Subsidiary with respect to any alleged material violation of any Environmental Law; and (v) to the knowledge of the Company, no conditions exist at, on or under which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law.

4.22.Healthcare Laws. The Company: (i) is in compliance in all material respects with all applicable statutes, rules, regulations, ordinances, orders, by-laws, decrees and guidance applicable to it under any Applicable Laws relating in whole or in part to health and safety and/or the environment, any implementing regulations pursuant to any of the foregoing, and all similar or related federal, state, provincial or local healthcare statutes, regulations and directives applicable to the business of the Company, including Applicable Laws concerning fee-splitting, kickbacks, corporate practice of medicine, disclosure of ownership, related party requirements, survey, certification, licensing, civil monetary penalties, self-referrals, or Applicable Laws concerning the privacy and/or security of personal health information and breach notification requirements concerning personal health information (collectively, “Applicable Healthcare Laws”); (ii) has not received any correspondence or notice from any Regulatory Authority or any other person, and, to the Knowledge of the Company has not, received allegations alleging or asserting material non-compliance with any Applicable Healthcare Laws or any Material Permits required by any such Applicable Healthcare Laws; (iii) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, inspection, investigation, arbitration or other action from any Regulatory Authority or third party alleging that any operation or activity of the Company or any of its directors, officers and/or employees is in material violation of any Applicable Healthcare Laws or Material Permits required by any such Applicable Healthcare Laws and has no knowledge or reason to believe that any such Regulatory Authority or third party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, inspection, investigation, arbitration or other action; and (iv) either directly has, or indirectly on its behalf has, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Healthcare Laws or Material Permits required by any such Applicable Healthcare Laws in order to keep all Material Permits in good standing, valid and in full force (except where the failure to so file, declare, obtain, maintain or submit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company), and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). The Company does not have knowledge of any legislation, or proposed legislation (published by a legislative body), would have a Material Adverse Effect.

4.23.Health Canada and FDA.

(a)The Company has operated and is currently in material compliance with all applicable rules, regulations and policies of Health Canada, the FDA, or any other Regulatory Authority having jurisdiction over it and its activities. The research, pre-clinical and clinical validation studies, trials and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its product candidates have participated were and, if still pending, are being conducted in all material respects in accordance with applicable local, state and federal laws, rules and regulations, including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations as well as with good clinical practice (clinical studies) and medical standard-of-care procedures including in accordance with the protocols submitted to Health Canada, the FDA or any other Regulatory Authority exercising comparable authority and the Company does not have knowledge of any other trials, studies or tests, the results of which reasonably call into question the results of such studies and tests. Each description of the results of such studies contained in the SEC Reports is accurate in all material respects and fairly presents the data derived from such studies in all material respects. The Company has not received any notices or other correspondence from such regulatory authorities or any other Regulatory Authority or any other person requiring the termination, suspension or material modification of any such research, pre-clinical and clinical validation studies, trials or other studies and tests. The Company has not failed to submit to the FDA, Health Canada or any other Regulatory Authority any necessary clinical trial application for a clinical trial it is conducting or sponsoring, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All such submissions and any Clinical Trial Application submission were in material compliance with Applicable Laws when submitted and no material deficiencies have been asserted by Health Canada, the FDA or any other Regulatory Authority with respect to any such submissions, except any deficiencies which could not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not failed to submit to the FDA any necessary Investigational New Drug Application or other report or filing required in connection with an Investigational New Drug Application for a clinical trial it is conducting or sponsoring, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All such submissions and any New Drug Application submission were in material compliance with Applicable Laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions, except any deficiencies which could not, individually or in the aggregate, have a Material Adverse Effect on the Company. If applicable, the descriptions of the results of the Company’s clinical trials described or referred to in the Offering Documents are accurate and complete in all material respects and fairly represent the published data derived from such clinical trials. The Company has not received any notices or written correspondence from any Regulatory Authority or applicable regulatory authority with respect to any clinical trial requiring the termination or suspension of such clinical trial.

(b)The Company has not received any notices of any drug-related or other treatment serious adverse event.

(c)The results of the clinical studies, tests and trials being conducted by or on behalf of the Company on SEDAR or EDGAR are accurate and complete in all material respects and, to the knowledge of the Company, there are no other trials, studies or tests, the results of which could reasonably call into question the results described or referred to on SEDAR or EDGAR; and the Company has not received any notices or other correspondence from such Regulatory Authorities or any other governmental agency or any other person requiring the termination, suspension or material modification of any research, pre-clinical and clinical validation studies or other studies and tests that are described on SEDAR or EDGAR or the results of which are referred to therein.

4.24.Unlawful Contributions. Neither the Company nor the Subsidiary, nor to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any applicable anti-bribery, export control and economic sanctions laws including any provision of the Corruption of Foreign Officials Act (Canada) or the United States Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

4.25.Exchange Act Registration; Stock Exchanges. The Company’s Common Shares are registered pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and are listed on the Nasdaq Capital Market (the “Nasdaq”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq. The Company is, and will use its reasonable best efforts to continue to be, in material compliance with all such listing and maintenance requirements. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

4.26.SEC Reports and Canadian Continuous Disclosure Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period as the Company was required by law or regulation to file such material (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports complied in all material respects with the requirements of the 1933 Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except where the failure to do so would not result in a Material Adverse Effect, the Company has filed all reports, forms, statements and other documents required to be filed by the Company with the Canadian Securities Regulators required to be filed by the Company under the securities laws of each province and territory of Canada where it is a reporting issuer, including NI 51-102, for the period as the Company was required by law or regulation to file such material (the foregoing materials, including any documents incorporated by reference therein, being collectively referred to herein as the “Canadian Reports”) on a timely basis, or has received a valid extension of such time of filing and has filed any such Canadian Reports prior to the expiration of any such extension. Except where the failure to do so would not result in a Material Adverse Effect, the Canadian Reports complied in all material respects with the requirements of applicable Canadian securities laws, and none of the Canadian Reports, when filed, contained any misrepresentation within the meaning of Canadian securities laws.

4.27.Public Disclosures. All information which has been prepared by the Company relating to the Company, the Subsidiary and the Company’s business, properties and liabilities that is or has been publicly disclosed on SEDAR or EDGAR, including any investor or corporate presentations posted on the Company’s website, is, as of the date hereof, true and correct in all material respects, contains no misrepresentation and no fact or facts have been omitted therefrom which would make such information misleading. No confidential material change report has been filed that remains confidential at the date hereof.

4.28.Data Privacy. Each of the Company and the Subsidiary has complied in all material respects with all Applicable Laws with respect to privacy and consumer protections and has never collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by Applicable Laws with respect to privacy, whether collected directly or from third parties, in an unlawful manner. Each of the Company and the Subsidiary has taken all reasonable steps to protect Personally Identifiable Information, if any, against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse.

4.29.Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.30.OFAC; Canadian Sanctions. Neither the Company, nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any Canadian sanctions legislation (“Canadian Sanctions”) and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, or any Canadian Sanctions.

4.31.Disclosure. The Company has made available for Investors all information reasonably available to the Company that the Investors have requested in connection with their decision to purchase the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the SEC Reports or otherwise, and no certificate furnished or to be furnished to Investors at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.32.Acknowledgement of Investor’s Status. The Company acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

5.Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1.Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents to which such Investor is a party and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

5.2.Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

5.3.Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws (this representation and warranty not limiting such Investor’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Placement Securities are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4.Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5.Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Reports are available on the EDGAR system. Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents to which such Investor is a party. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents to which such Investor is a party, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6.Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Securities. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Securities.

5.7.Intentionally Omitted.

5.8.Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.9.Short Sales and Confidentiality Prior to the Date Hereof.  Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor first communicated with the Company regarding the transactions contemplated hereby and ending immediately prior to the date hereof.  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.10.No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

5.11.No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

5.12.Residency. Such Investor’s office in which its investment decision with respect to the Securities was made is located at the address immediately below such Investor’s name on its signature page hereto.

5.13.No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

6.Conditions to Closing.

6.1.Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Placement Securities at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Placement Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)The Company shall have filed with Nasdaq a Listing of Additional Shares notice form for the listing of the Warrant Shares.

(d)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d) and (i) of this Section 6.1.

(f)The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Placement Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g)There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(h)The Company shall have delivered the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the 1933 Act).

(i)No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Shares.

6.2.Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Placement Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)The representations and warranties made by the Investors in Section 5 hereof shall be true and correct as of the date hereof, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)Any Investor purchasing Placement Securities at the Closing shall have paid in full its purchase price to the Company.

6.3.Termination of Obligations to Effect Closing; Effects.

(a)The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Placement Securities to be issued and sold pursuant to this Agreement;

(ii)By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to the third Trading Day following the date of this Agreement;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.Covenants and Agreements of the Company.

7.1.Furnishing of Information. Until the time that no Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act, provided that the Company is then subject to the reporting requirements of the 1934 Act.

7.2.Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will trade in the securities of the Company or execute any Short Sales during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor and its Affiliates will maintain the confidentiality of the existence and terms of this Agreement, other than, in each case, to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law. Each Investor understands and acknowledges that the SEC currently takes the position that coverage of Short Sales of the Common Shares “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the 1933 Act Sections Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

7.3. Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Shares on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

8.Survival and Indemnification.

8.1.Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

8.2.Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

8.3.Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

9.Miscellaneous.

9.1.Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Shares are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Securities” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.3.Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4.Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete facsimile transmittal or confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

ProMIS Neurosciences Inc.

Suite 200, 1920 Yonge Street

Toronto, Ontario M4S 3E2

Canada

Attention: Neil Warma

Email: [***]

With a copy (which will not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Robert E. Puopolo

Email: [***]

If to the Investors:

Only to the addresses set forth on the signature pages hereto.

9.5.Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated.

9.6.Amendments and Waivers. Prior to Closing, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor that signed such amendment or waiver and (ii) following the Closing, each holder of any Securities purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Securities and the Company.

9.7.Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Investor or any Affiliate or investment adviser of such Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of such Investor. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

9.8.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9.Entire Agreement. This Agreement, including the signature pages and Exhibits, and the other Transaction Documents between the Company and each Investor constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10.Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

9.12.Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Placement Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	PROmiS NEUROSCIENCES Inc.

By:
Name: Neil Warma
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

By:

Name:

Title:

Address:

EXHIBIT A

Schedule of Investors

[***]

EXHIBIT B

Form of Pre-Funded Warrant